Accountants' Consent

We consent to the incorporation by reference in the Registration Statements (No. 333-37403, No. 333-72827, No. 333-88263, No. 333-91007 and No. 333-91091) on
Form S-3 of Synovus Financial Corp. of our report dated January 12, 2000, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the Synovus Financial Corp. Annual Report on Form 10-K for the year 1999.

                                             KPMG LLP



Atlanta, Georgia
March 21, 2000





                              Accountants' Consent

We consent to the incorporation by reference in the Registration Statements (No. 33-35926, No. 33-56614, No. 2-93472, No. 2-94639, No. 33-40738, No. 33-39845,
No. 33-77900, No. 33-77980, No. 33-79518, No. 33-89782, No. 33-90630, No.
33-90632, No. 33-91690, No. 33-60473, No. 33-60475, No. 333-30937, No. 333-62709
and No. 333-88087) on Form S-8 of Synovus Financial Corp. of our report dated January 12, 2000, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the Synovus Financial Corp. Annual Report on Form 10-K for the year 1999.


                                             KPMG LLP
Atlanta, Georgia
March 21, 2000